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                                                                     Exhibit 5.1

                              PEPPER HAMILTON LLP
                             3000 Two Logan Square
                              18th & Arch Streets
                          Philadelphia, PA 19103-2799



                                                                   July 27, 2000


Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Norristown, PA 19403-3661


          Re:  Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to: 1) 8,821,211 shares of common stock, par value $.01 per share, of the Company (the "Option Shares") being offered by the Company pursuant to options granted or to be granted pursuant to the Company's 1999 Stock Option Plan (the "Plan"); and 2) 17,575 shares of common stock, par value $.01 per share, of the Company (the "Shareholder Shares") being offered by certain shareholders of the Company which were issued to them upon their exercise of options they received pursuant to the Plan.

          In this connection, we have examined the Plan, the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law and federal securities laws as in effect on the date hereof.

          On the basis of the foregoing, we are of the opinion that: 1) the Option Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable; and 2) the Shareholder Shares are legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.   By providing such consent, we do not admit that we
come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                   /s/ Pepper Hamilton LLP

                                   PEPPER HAMILTON LLP